                                                                   EXHIBIT 10.14
                                                                   -------------

                     ZipLock ESD System License Agreement

DATED:  June 30, 1999 ("Effective Date")

AMONG: Preview Systems, Inc., with offices at 1000 SW Broadway, Suite 1850, Portland, OR 97205, and 1601 S. De Ana Blvd., Suite 100, Cooperation, CA 95014.
                                                             ("Preview")
        Contact Person: Contracts Administrator [*]

AND: Ingram Micro Inc. , with an office located at 1600 E. St. Andrew Place, Santa Ana, CA 92705
                                                            ("Licensee")
        Contact Person: [*]

Preview has developed the ZipLock ESD System (the "System"), a software system that employs encryption and decryption functionality for the secure electronic distribution of software. Licensee wishes to license and use the System for the distribution of software through Internet points of contacts ("Storefronts"). Preview wishes to license the System to Licensee for such purposes under the terms of this License Agreement ("Agreement"). The parties agree as follows:

1. System Description and Delivery. The System components are described in Exhibit A, and are hereafter collectively referred to as the "System". Preview will deliver the System to Licensee after execution of this Agreement according to the schedule set forth in Exhibit A.

2. Grant of License. Subject to the terms and conditions of this Agreement, including all exhibits hereto, Preview hereby grants to Licensee, and Licensee hereby accepts, a nonexclusive, nontransferable, license to use one copy of the System per Site to encrypt and decrypt software, and distribute such software via Storefronts and various distribution mediums including CD, disk, OEM hardware, and DVD. The license entitles Licensee to use the System in the territory set forth in Exhibit A (subject to the export restrictions set forth in Section 13) with the following rights and restrictions.

     2.1 Sublicense Rights and Restrictions. Licensee may not sublicense the System or transfer the System to any third party. All Business Partners of Licensee, selling products from Licensee's server may, however, license the right to use the ESD Gateway Interface in the territory for sublicense set forth in Exhibit A, provided that each such Business Partner first receives, accepts, and returns to Preview the ZipLock ESD Gateway End User License Agreement (see Exhibit C). Licensee must take commercially reasonable measures to ensure that such Business Partners comply with such agreements, and Licensee agrees that Preview shall deliver all Gateways to such Business Partners within 2 working days of notification from Ingram Micro.


  2.2 Distribution Rights and Limitations. Licensee may distribute software through Business Partners under the following conditions: (i)such Business Partners must have entered into the ZipLock ESD Gateway End-user License Agreement (ii) Licensee must have written agreements with all Business Partners who distribute Licensee-encrypted software. Such agreements must substantially incorporate the obligations and restrictions set forth in Sections 2.2 (distribution rights), 2.4 (general restrictions), 4 (fees), and 13 (compliance with laws); and (iii) Licensee must take commercially reasonable measures to ensure that Business Partners comply with all such agreements.

  2.3 Multiple Sites. Licensee may obtain multiple licenses for the System, subject to payment of all fees listed in Exhibit B for each Site, and within the Territory set forth in Exhibit A. A "Site" is defined as a three-mile (or five kilometer) radius of a System owned by Licensee [*]. A group of ZipLock Servers that are configured as a logical site, e.g. fail over, redundant and warm backup are considered as a single site. Preview shall deliver each System to each Site upon receipt of valid Purchase Order from Licensee, and upon receipt of any required export license (see Section 13).

                       CONFIDENTIAL TREATMENT REQUESTED
                   [*] PORTIONS REDACTED FROM EDGAR VERSION

          OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SEC

     2.4 General Restrictions. Licensee may make a reasonable number of back-up or archival copies of the System, consistent with good commercial practices. Licensee may not change, modify, alter, adapt, translate, disassemble, decompile, or in any way reverse engineer, reverse compile or create derivative works from, the System.

3. Maintenance and Support. Only Preview or its designees may provide System maintenance and support. Maintenance and support is required, and provides Licensee with access to phone and email customer support (refer to Exhibit B), as well as upgrades, patches, bug-fixes, and enhancements (collectively "Upgrades") that are generally made available on a no-cost basis to valid Preview System Licensees who receive maintenance and support. Upgrades shall not include new products of Licensor, even if based on the ZipLock System. The provision of maintenance and support does not warrant the error-free operation of the System. Preview's warranty obligations are only the ones set forth in
Section 7. Preview's standard rates for maintenance and support services on the Effective Date are set forth in Exhibit B. All changes are to be submitted in writing at [*] with [*] advance notice. Any such changes will not apply retroactively.

4. Fee and Payment. Licensee will pay license fees, maintenance fees, installation fees, monthly transaction fees, Gateway license fees, and any other fee applicable to the licenses or transactions described in this Agreement. Preview's fees in effect on the Effective Date are listed in Exhibit B. All fees are due and payable as set forth in Exhibit B and Exhibit F. All charges and fees are exclusive of any sales taxes, duties or similar charges and fees, and all such charges, except for taxes on the net income of Preview, are payable solely by Licensee in addition to the price and will be added to the invoice.

5. Required Reports. Licensee will provide Preview with [*] written reports that document the accrual and payment to Preview of the Transaction fees described in Exhibit B for each Site. Licensee will provide such information in the format required by Preview, which shall be commercially reasonable (see example in Exhibit D). Licensee agrees to issue these reports and deliver them to Preview, beginning in the first reporting period after Effective Date. Failure to produce the reports after [*], required hereunder constitutes a material breach of this Agreement that will entitle Preview to terminate this Agreement pursuant to section 6.2

6.  Term and Termination

  6.1 Term. This Agreement will become effective on the Effective Date and shall remain in effect for one (1) year unless earlier terminated for reasons set forth below. Preview will provide Ingram Micro with 60 days advance written notice of the applicable renewal date. The terms and conditions of this agreement will automatically renew for an additional one (1) year term unless either party terminates the agreement in writing. Such written termination will be provided to the other party at least 45 days prior to the expiration of the agreement.

  6.2 Material Breach. This Agreement may be terminated by either party for material breach of its terms, following written notice and 30 days' opportunity to cure from the date of the notice, except that if the breach relates to a party's breach of confidentiality obligations or failure to pay monies due, the non-breaching party may terminate the Agreement following written notice and a ten (10) day opportunity to cure from the date of the notice.

  6.3 Result of Termination. Upon termination, Licensee will return System to Preview and destroy any backup copies made, and the rights and responsibilities of each party under this Agreement shall cease except that the following provisions will survive termination according to their terms: Sections 7 (warranty), 8 (liability limitations), 9 (ownership), 10 (confidentiality), 11 (indemnity), 12 (notice) and 16 (general matters). In addition, all obligations to pay moneys due shall survive until all such monies have been paid.

7.   Limited Warranty.

     7.1 Software warranty. Preview warrants that the System will substantially conform to Preview's published specifications, (http://www.previewsystems.com/products/ziplock/index.html) for a period of 30 Days from installation.

                       CONFIDENTIAL TREATMENT REQUESTED
                   [*] PORTIONS REDACTED FROM EDGAR VERSION

     7.2  Year 2000 warranty.  Preview warrants that the system will properly
          (a) record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of, such dates, and (b) calculate any information dependent on or relating to the dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, such as software records, stores, processes, calculates, and presents calendar dates on or before December 31, 1999, or information dependent on or related to such dates. This warranty shall not apply to any date data that is incorrect or ambiguous as to century.

     7.3 Virus and Harmful Code Warranty. Preview warrants that the System has been tested and found virus-free by a reputable, commercially available virus checking software package. In addition, Preview warrants that it has not intentionally included any "harmful code" in the System at the time of delivery. "Harmful code" means any computer code, programming instruction or set of instructions that is intended to damage, interfere with or otherwise adversely affect computer programs, data files or hardware without the consent or intent of the computer user.

     7.4 Limitations on Warranties. These warranties shall not apply to any modification of the System made by any party other than Preview or to combination of the System with any hardware or software not supplied by Preview where such modification or combination is responsible for the non-compliance with the warranty. Licensee's sole and exclusive remedy and Preview's sole and exclusive liability in connection with any such non-compliance is for Preview to repair or replace the System or to terminate the Agreement and refund any fees paid by Licensee (except for transaction fees that have already accrued or been paid). In addition, Licensee may choose to terminate the Agreement without any refund. Except as provided in this Section 7, and subject to Preview's maintenance and support obligations under Section 3, the System is provided "as is" and Preview makes no other representation or warranty, express or implied, of any kind with respect to the System, including, without limitation, warranties of merchantability, fitness for a Particular use or Non-Infringement. Licensee recognizes that there may be security breaches in the general field of electronic commerce and agrees NOT to hold Preview RESPONSIBLE FOR OR IN any such security breaches affecting the System.

8. Limitation on Liability. Unless expressly provided for herein, neither party shall be liable to the other for any indirect, special or consequential damages, including without limitation loss of data or use, lost profits, or interruption of business. Except with respect to its indemnity obligations under Section 11, in no event shall Preview's liability under this Agreement exceed the total paid by Licensee to Preview.

9. Intellectual Property Ownership. Title, ownership rights, and all intellectual property rights in and to the System, including without limitation patent rights, copyrights, trademark rights, and trade secrets rights, are and shall remain in Preview or its licensors. Preview gives no ownership rights in the System to Licensee, and confers upon Licensee only such other rights as are expressly set forth herein for the term of this Agreement only. To the extent that Preview creates for Licensee certain modifications to the System that are identified in a mutually-agreed to and signed document as "Proprietary" modifications, Preview hereby [*] intellectual property rights in such Proprietary modifications [*]. Preview shall retain ownership of all modifications identified as "Generic" and in any portion of the Proprietary modifications that are pre-existing or are also part of any Generic modification. In addition, Preview reserves the right to create works similar to the Proprietary modifications in the future.


10. Confidential Information. Information and materials concerning each party's business, plans, methodology, technology, and/or software ("Confidential Information") are valuable trade secrets to such party. Neither party will disclose, or permit to be disclosed, the other party's Confidential Information to any third party without the disclosing party's prior written consent, except under order of court or government agency, and then only if the receiving party gives reasonable notice of such order to the disclosing party. Each party agrees to exercise reasonable care in protecting the Confidential Information of the other party from unauthorized use and disclosure. Confidential Information shall not include information that is (i) publicly available, (ii) in receiving party's lawful possession prior to the Effective Date and

                       CONFIDENTIAL TREATMENT REQUESTED
                   [*] PORTIONS REDACTED FROM EDGAR VERSION not subject to disclosure restrictions, (iii) obtained by the receiving party from third parties without disclosure restrictions, or (iv) independently developed by the receiving party without reference to the disclosing party's Confidential Information. This obligation will expire three (3) years after termination of the Agreement.


11.  Indemnity.

          11.1 Preview Indemnity. Preview shall indemnify, hold harmless, and defend Licensee, from and against any and all claims, damages, liabilities, and costs or other expenses (collectively "Claims"), that the System infringes any U.S. patent, copyright or violates any trade secret of a third party or (b) use of the system violates any confidentiality or other contractual rights of third parties, but only if Licensee gives Preview reasonable notice of any such Claim, provides reasonable assistance to Preview in the defense of the Claim, and allows Preview sole control over the litigation or settlement of such Claim; provided, however, that Preview shall not discontinue or settle such Claim in a manner that does not unconditionally release Licensee without Licensee's prior written consent. Notwithstanding the foregoing, Preview is not liable to the extent that the infringement arises from either (i) Licensee's change or alteration of the System, or (ii) Licensee's combination of the System with non-Preview products or data, if such combination is the sole cause of the infringement. In addition, Preview is not liable for violation of third party rights to the extent that such a violation is caused by Licensee's violation of the terms of this agreement.

          11.2 Licensee Indemnity. Licensee shall indemnify, hold harmless, and defend Preview from and against any and all Claims related to (i) any warranties of Licensee, that are inconsistent with the limited warranties given to Licensee hereunder or (ii) Licensee's negligent acts or omissions or willful misconduct. Licensee shall not be liable hereunder unless Preview provides reasonable notice of any such Claim, provides reasonable assistance to Licensee in the defense of the Claim, and allows Licensee sole control over the litigation or settlement of such Claim; provided, however, that Licensee shall not discontinue or settle such Claim in a manner that does not unconditionally release Preview with out Preview's prior written consent.

12. Notices. All notices shall be in writing and shall be sent to each party's contact person and at each party's address as set forth in the first page of this Agreement. The parties may change their contact person or notice address by notice. Notices shall be effective when actually received in paper form by the contact person, except that a notice sent certified or registered mail, postage prepaid, return receipt requested, is effective on the date the return receipt shows the notice was accepted, refused, or returned undeliverable.

13. Compliance with Laws. Each party shall comply with all applicable laws, rules and regulations, including without limitation, regulations regarding use of the System, and the Export Administration Act and Regulations of the United States Department of Commerce. Licensee Is Hereby Advised That The Bureau Of Export Administration Requires A Specific License For The Export Or Reexport Of The ZipLock Builder Component Of The System, And Licensee Will Not Export Or Reexport The ZipLock Builder Component Of System Before Such License Is Issued. If The Territory In Exhibit A So Allows, Preview Will Reasonably Assist Licensee In Securing Such License, But Licensee Will Be Solely Responsible For Abiding By The Terms Of The License, And Will Indemnify And Hold Preview Harmless Against Licensee's Failure To So Abide By The Terms Of The License.

14.  Dispute Resolution - section deleted

15. Audit Rights. Licensee will allow Preview or its accountants to inspect Licensee's books and records containing information related to all fee-generating events under this Agreement during business hours and at Licensee's site, if Preview requests to undertake such inspection by written notice delivered to Licensee at least three business days prior to the inspection. Preview shall pay for the costs of such inspection unless the inspection reveals an underpayment by Licensee in excess of [*]% of the amount that should have been paid, in which case Licensee shall pay for such inspection.

16. General Matters. Each clause of this Agreement is severable. If any clause is ruled void or unenforceable, the balance of the Agreement shall nonetheless remain in effect. A waiver of one or more breaches of any clause of this Agreement shall not act to waive any other breach, whether of the same or different clauses. Neither party may assign this

                       CONFIDENTIAL TREATMENT REQUESTED
                   [*] PORTIONS REDACTED FROM EDGAR VERSION

Agreement without the written consent of the other party, except that either party may assign this Agreement to a purchaser of all or substantially all of such party's assets or stock or to the surviving entity of a merger transaction. This Agreement, including all exhibits attached hereto, is the complete agreement between the parties as of the date hereof, and supersedes all prior agreements, written or oral as to its subject matter. It may be modified only in writing signed by the original parties hereto, or by their successors in office. This Agreement shall be governed by the laws of California, excluding the conflict of laws provisions and the United Nations Convention on the International Sale of Goods.


Preview Systems:                  Licensee:

Name:                             Name: Gary L. Wingo
     -------------------------          -------------------------------
              (Print)                              (Print)
Signature:                          Signature: /s/ Gary L. Wingo
          --------------------                 ------------------------
Title:                              Title: VP eSolutions
      ------------------------             ----------------------------
Date:                               Date: June 30, 1999
     -------------------------            -----------------------------


                       CONFIDENTIAL TREATMENT REQUESTED
                   [*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT A
                                  page 1 of 1


System Description

  Standard Components:

     ZipLock ESD Server
     ZipLock ESD Gateway Interfaces
     ZipLock Builder
     ZipLock Merchandizer
     Vbox Builder

Functionality description of each System component is available upon request from Preview, and is also available on Preview's Internet Web site at http://www.previewsystems.com.


Territory for Usage: "Territory for Usage: System components, as listed above, to be licensed for Sites worldwide, except Japan, Cuba, Iran, Iraq, Libya, North Korea, Syria, and Sudan, unless separately agreed to in writing by the parties.


Territory for License of ESD Gateway Interfaces: Sublicenses may be granted for use worldwide except Japan, Cuba, Iran, Iraq, Libya, North Korea, Syria, and Sudan, unless separately agreed to in writing by the parties.


Delivery Schedule: Within 10 days of Effective Date, via ZipLock protected electronic download or as otherwise agreed between the parties.


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT B
                                  Page 1 of 2

                        Revenue Transaction Fee Schedule

ZipLock ESD System Annual License Fee          $[*] /Year /Site
-------------------------------------

 .  Non-refundable.  [*]

 .  Transaction fees are calculated based on a percentage of gross revenues
   (minus returns) earned on licenses issued and products unlocked via the Licensee's Server, and via third party servers connected to Licensee's Server. This includes licenses and keys issued by Licensee Server, as well as licenses and keys requested from other ZipLock Servers. The transaction fee is a percentage of the price at which the product is sold to the reseller.

 . Transaction fees apply to total product revenues (minus returns) achieved at each Site. Rate is [*]% on annual product revenue (minus returns) amounts greater that $[*]. When gross revenues minus returns exceed $[*], the excess transaction fees generated in any given month shall be due at the end of the following month. The System may automatically generate and send daily transaction reports to Preview.

 . Transaction fees for digital goods distributed on CD Media are the greater of [*]% of gross revenue (minus returns) or $[*] per key request or unlock.

ZipLock Software Maintenance and Support Fee   (see EXHIBIT G)
--------------------------------------------
     Expanded Software Maintenance and Support         $[*]/Year /Site
     provides 24-hour Technical Support via
     telephone and email Subsequent year's fees shall not exceed the fees of the immediately previous year's fees by more than [*]%.

ZipLock ESD System Initial Installation and Training   $[*]/On-Site Class
----------------------------------------------------

An on-site class is defined as a two-day training session where students will learn the operations administration and customer support aspects of ZipLock Server. Various modules are presented during the two days and are applicable to different students. Maximum for each module is [*] Students On-site classes are ordered via purchase order, or written request in the case of pre-paid classes, with a minimum of 14 days advance notice for scheduling dates. Both parties agree to complete general services and development terms for additional services Preview will supply to Licensee during term of this AGREEMENT within 30 days of EFFECTIVE date.

Consulting & Custom Training Development               $[*]/Day
----------------------------------------

Consulting and Custom Training Development is defined as tasks that are mutually agreed to in writing by both parties that tailor the Standard ZipLock System to Ingram Requirements. Each proposal will have schedule and a list of deliverables mutually agreed upon before any work is done. Both parties agree to complete general services and development terms for additional services Preview will supply to Licensee during term of this AGREEMENT within 30 days of EFFECTIVE date.


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT B
                                  Page 2 of 2

Upon receipt of Ingram Purchase Order, or a written request in the case of a pre-paid ESD Gateway, Preview shall drop ship a Gateway to Sublicensors as directed by Ingram Micro, and invoice Ingram Micro for any Gateways where fees are due Preview Systems. Shipment will occur after receipt of signed Gateway End User License

 . Gateway Delivery, Installation, Integration Consulting*, and Training fees
                                                     Quantity [*]
  Quantity Discount is subject to the following conditions
     1.  A purchase order is placed [*].
     2.  The order is non-refundable[*]

  Includes software installation, up to two days of integration consulting/support and one day of training (to take place at Ingram Micro or Preview) within 30 days of gateway installation. Preview shall work directly with Sublicensors. Any further time required shall be contracted separately with Ingram or Sublicensee according to the Preview Technology Support Options listed below. Since every reseller has at least some unique integration requirements, Preview Systems cannot guarantee that two days of consulting will be sufficient to bring a reseller live. A statement of work will be delivered to each reseller after the one day planning session (included in the two days of Integration Consulting)In addition, Ingram Micro will make its best effort to suggest that each storefront connected to the server display a small "Powered by Preview" icon on all pages that offer downloadable products. This logo will be provided to the Sublicensee by Preview Systems.

 . Gateway Annual Maintenance and Support fees      Quantity [*]/ year
  Subsequent year's fees shall not exceed the fees of the immediately previous year's fees by more than [*]%.

  Quantity Discount is subject to the following conditions
    1.  A purchase order is placed [*].
    2.  The order is non-refundable[*]

  Sublicensors may contact Preview directly for standard technical support provided all maintenance fees have been paid. Preview shall deliver and support Gateway updates to Sublicensors corresponding to updates made to Ingram ESD System provided all maintenance fees have been paid by Ingram

                      All fees are shown in U.S. Dollars.


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT C
                                  Page 1 of 2

                 ZipLock ESD Gateway End User License Agreement

The ZipLock ESD Gateway software that accompanies this license (the "Software") is the property of Preview Systems, Inc. ("Preview") and is protected by copyright and trade secret laws. While Preview continues to own the Software, you will have certain rights to use the Software upon your acceptance of this license. Except as may be modified by a fees addendum which accompanies this license, your rights and obligations with respect to the use of this Software are as follows:

You may:

   (i)   use one copy of the Software on a single computer;
   (ii) make one copy of the Software for archival purposes, or copy the software onto the hard disk of your computer and retain the original for archival purposes;

   (iii) after written permission of Preview Systems, transfer the Software on a permanent basis to another person or entity, provided that you retain no copies of the Software and the transferee agrees to the terms of this agreement; and

You may not:

   (i)   copy the documentation which accompanies the Software;
   (ii)  sublicense, rent or lease any portion of the Software;
   (iii) reverse engineer, decompile, disassemble, modify, translate, make any attempt to discover the source code of the Software, or create derivative works from the Software;
   (iv) use a previous version or copy of the Software after have received an upgraded version as a replacement of the prior version. Upon upgrading the Software, all copies of the prior version must be destroyed; or
   (v) use the Software or documentation in any illegal manner or for any illegal purpose, or export or re-export the Software.
   (vi) use the Software except in connection with sales of software programs using Ingram's ZipLock server


You will indemnify and hold Preview and Ingram harmless against any violation of this Agreement.

Disclaimer of Warranty:

THE SOFTWARE IS PROVIDED "AS IS". LICENSOR AND SUBLICENSOR PROVIDE NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, WITH RESPECT TO THE SOFTWARE AND RELATED DOCUMENTATION. LICENSOR DOES NOT WARRANT THAT THE ENCRYPTION AND/OR OTHER SECURITY MECHANISMS USED BY THE SOFTWARE OR THE CLIENT ARE UNBREAKABLE BY THIRD PARTIES.


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT C
                                  Page 2 of 2

                 ZipLock ESD Gateway End User License Agreement

Disclaimer of Damages:

REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL PREVIEW OR INGRAM BE LIABLE TO YOU FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR SIMILAR DAMAGES, INCLUDING ANY LOST PROFITS OR LOST DATA ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE EVEN IF PREVIEW HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN NO CASE SHALL PREVIEW'S OR INGRAM'S LIABILITY EXCEED THE PURCHASE PRICE FOR THE SOFTWARE. The disclaimers and limitations set forth above will apply regardless of whether you accept the Software.

General:

This Agreement is governed by the laws of the State of California, excluding the conflict of laws provisions and the United Nations Convention on the International Sale of Goods. This Agreement may only be modified by a license fee addendum accompanying this license or by a written document which has been signed by both you and Preview. Should you have any questions concerning this Agreement, or if you desire to contact Preview for any reason, please write:
Preview Systems, Inc., Customer Support, 1000 SW Broadway, Suite 1850, Portland, OR 97205.

Accepted by:

Signature:________________________________________

Printed Name:____________________________________  Date: ____________


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT D
                                  page 1 of 1

                     Transaction Report for ZipLock System

Period Beginning:  __________________      Date Prepared:  ______________

Period Ending:  _____________________      Prepared By:  ________________

                                             Phone/email:  ______________


Total Revenues
--------------------------------------------------------------------------
     1.   Gross Revenues of ESD Sales this period:               $
--------------------------------------------------------------------------
     2.   Less Gross Revenues of ESD Returns this period:        ($  )
--------------------------------------------------------------------------
     3.   Subtotal Adjusted Gross Revenues this period:          $
--------------------------------------------------------------------------
     4.   Apply Transaction Rate of [*]% to Revenue [*]:         x [*] =
--------------------------------------------------------------------------
     5.   CD Unlock Fees if applicable                           X $[*] =
--------------------------------------------------------------------------
     6.   Total Fees due this period:                            $
--------------------------------------------------------------------------
     7.   Balance of Prepaid Transaction Fees carried
          forward and applied:                                   $
--------------------------------------------------------------------------
             Total Fees now due, or, Remaining Prepay Balance:   $
--------------------------------------------------------------------------

Note: Transaction fees are taken on the total gross revenues earned on the following product sales:
      1. product licenses issued from Licensee's ZipLock Server,
      2. products unlocked with keys requested from Licensee's ZipLock Server,
      3. product licenses requested from another ZipLock Server, and
      4. product licenses unlocked with keys requested from another ZipLock Server.

Gross revenue is the price at which the product was sold to the reseller, or other Business Partner.


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                                   EXHIBIT E
                                  page 1 of 1
Custom Project Summary

Each of the projects can be done in parallel and many of the projects will have multiple engineers working on them.

A detailed project plan with intermediate milestones for each project will be produced after the proposal is accepted and P.O. is issued.


      1.   Automated Inventory Creation [*]          [*] Days

      2.   Integrated Inventory Management [*]       [*] Days

      3.   Licensing and Fulfillment by Ingram SKU*  [*] Days

      4.   Order submission through ZipLock **       [*] Days

      5.   Reporting and Reconciliation [*]          [*] Days

      6.   Customer Service & Refund Processing
           API for off site customer support [*]     [*] Days

      7.   Test Network [*]                          [*] Days

           * This enhancement to the base product is specifically designed for use by Ingram Micro and shall remain exclusive to Ingram for a period of [*] following the implementation of the enhancement.

           ** This enhancement to the base product is specifically developed for use by Ingram Micro and shall remain exclusive to Ingram for a period of [*] following the implementation of the enhancement. This enhancement is subject to a sublicense of InsideLine to Preview
           Systems from Ingram Micro.

      [*]

Total calendar time can be collapsed to [*] Days if Preview has access to necessary Ingram technical resources and software.

Estimates include project management, design, development and deployment of each application. Work is billable by Preview in daily increments as work is completed.

Total Estimate: [*] days @ [*]/day = $[*]

Accepted by Customer   ___________________  Date  ______________________

Name and Title   ___________________  Purchase Order #  _______________


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT F
                                  page 1 of 1

                            Two Year Cost Breakdown



1.   Annual License fee defined in Exhibit B                        $[*]

2.   [*] On-site ZipLock ESD classes defined in Exhibit B           $[*]

3.   7x24 Annual Maintenance and support defined in Exhibit B       $[*]*

4.   Custom Consulting Projects defined in Exhibit E                $[*]

5.   Qty [*] Reseller Integrations defined in Exhibit B             $[*]

6.   Qty [*] Reseller Gateway Maintenance defined in Exhibit B      $[*]*
-----------------------------------------------------------------------------
                                                     Total          $[*]

  * - Subsequent year's fees shall not exceed the fees of the immediately previous year's fees by more than [*]%.




Excess payments for [*] of Gross Revenue in each year are due with regularly scheduled payment reports.

Payment terms for the license and maintenance fees are net 30 days from the date of execution of this Agreement [*].

Payment terms for all other invoices are net 30 days from receipt of invoice.


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT G
                                  page 1 of 3

                           Extended Customer Support

Preview Systems provides extended customer support to provide 7x24 access to technical reviewers and engineering resources. Extended customer support is an annual fee-based program.


 .  Telephone and e-mail technical support
 .  Pager support for non-business hours
 .  Software updates and patches
 .  Release notes and FAQ's
 .  Optional remote access diagnostics


Telephone and Email Technical Support

Technical support provides information and guidance with operational issues, software issues and enhancement requests. An operational issue is defined as a question relating to the functionality of the ZipLock ESD System installation, general configuration and implementation of the system. A software issue is defined as an error within the software that is determined to not be a result of a misconfigured system, or a result of user operation.

Preview Systems has defined the following severity level classifications for any problems that may be encountered:

     Critical: A critical level defect is an issue with the ZipLock System that disallows normal production operation, and a "work-around" is either not available, or if available is unacceptable to the customer. The problem may also be corrupting or permanently destroying data, repeatedly failing catastrophically, or requires repeated reboots of the system.

     Serious: A serious level defect is one in which one or more ZipLock System components does not function according to specification but a work-around is available to keep the production environment operational. The work-around is not sufficient for long term use and a patch or upgrade is required.

     Minor: Minor level defects include all other problems other than those falling within the categories above. This would include errors in product documentation and instances when the product does not operate strictly according to specifications.


    CONFIDENTIAL TREATMENT REQUESTED
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

                      ZipLock ESD System License Agreement
                                   EXHIBIT G
                                  page 2 of 3

                           Extended Customer Support

Engineering Response Times

     Critical: Engineering resources will be applied immediately to work toward a resolution to the problem. The problem is escalated to the highest priority for the engineering team. The goal is to resolve the problem or produce a work-around within [*] hours, if possible, of the initial report. Best engineering efforts will be applied to resolve the issue as quickly as possible, but Preview Systems cannot guarantee that all issues can be resolved within [*] hours.

     Serious: Engineering resources will be applied as necessary to produce a permanent workaround or a solution within [*] business days of the initial report.

     Minor: The problem will be tracked and resolved in the next product release or upgrade.


Standard Support Problem Resolution Process
1. The issue is assigned a Severity Level.
2. The issue is entered into Preview Systems problem tracking database.
3. The issue is assigned to a customer support engineer.
4. The assigned customer support engineer:
     .  Determines whether or not the issue represents an actual problem.
     . Reproduces the problem, or works with the customer to fully understand the problem.
     .  Determines if the problem is known and if work-around exists.
     .  Tries to produce a work-around for newly reported problems.
     . Informs the customer of the status of the submitted issue, and notifies them of available work-arounds.
     . Escalates all previously unknown problems to engineering for permanent resolution.

Pager Support for Non-business Hours

For all non-business hours, 5:00 PM Pacific to 8:00 AM Pacific, Preview Systems will provide a pager number for support purposes. A customer support engineer will return any pages within 1 hour of contact.

Software Updates and Patches

Software updates and patches are sent automatically to our customers. These are typically in the form of Internet downloadable software packages and are sent via the preferred customer email address unless otherwise specified.
Application of these updates should be coordinated with customer support to ensure proper installation.


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION

                      ZipLock ESD System License Agreement
                                   EXHIBIT G
                                  page 3 of 3

                           Extended Customer Support

Release Notes and FAQ's

Customer support provides release note documentation containing information on new and updated features, as well as known limitations to the software. These documents will be sent to the preferred customer email address, unless otherwise specified. Also, FAQ's for the ZipLock System are available from customer support.


Optional Remote Diagnosis

If desired, customer support can provide hands-on support through the use of remote access tools. These are not required and are mentioned as alternative ways to support the product in times of need or uncertainty.

     Windows NT - Norton pcANYWHERE from Symantec Corporation.


     UNIX - Telnet


    CONFIDENTIAL TREATMENT REQUESTED
[*] PORTIONS REDACTED FROM EDGAR VERSION